SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 17, 2003

Date of Report

(Earliest Reported Event)

HI-TECH PHARMACAL CO., INC.

(Exact name of registrant as specified in its charter)

Commission File No. 0-20424

Delaware	11-2638720
(State or other jurisdiction of incorporation or jurisdiction)	(IRS Employer Identification No.)

369 Bayview Avenue Amityville, NY	11701
(Address of principal executive offices)	(Zip Code)

(631) 789-8228

Registrant’s telephone number, including area code:

(Former names or former address, if changed since last report)

ITEM 5.     OTHER EVENTS

On July 17, 2003, Hi-Tech Pharmacal Co., Inc. announced that it entered into a definitive purchase agreement with certain accredited investors with respect to the private placement of 860,000 shares of its common stock at a purchase price of $29.21 per share, for gross proceeds of $25 million. In addition, the private placement investors have an additional right to purchase up to an additional 258,000 shares of common stock at $29.21 per share. There were no selling shareholders. The Securities Purchase Agreement, the form of Additional Investment Right and the press release announcing the private placement are attached hereto as exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2003	HI-TECH PHARMACAL CO., INC.

/S/ DAVID S. SELTZER
	Name:	David S. Seltzer
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

NUMBER	DESCRIPTION
4.1	Form of Additional Investment Right dated as of July 17, 2003.

10.1	Securities Purchase Agreement dated as of July 17, 2003 among Hi-Tech Pharmacal Co., Inc. and the purchasers identified on the signature pages thereof.

99.1	Press Release issued by Hi-Tech Pharmacal Co., Inc. on July 18, 2003.